EXHIBIT 10.58

                             LICENSE AGREEMENT***

      This License Agreement (this "Agreement"), dated as of June 1, 2002, is made by and among Osteotech, Inc. a corporation organized and existing under the laws of the State of Delaware, Osteotech Investment Corporation, a corporation organized and existing under the laws of the State of New Jersey (collectively, "Licensor"), Musculoskeletal Transplant Foundation ("MTF"), a non-profit corporation organized under the laws of the District of Columbia, Biocon, Inc., a non-profit corporation organized under the laws of the District of Columbia and the controlling parent corporation of MTF ("Biocon"; except as otherwise provided in this Agreement, for purposes of this Agreement, the term "MTF" shall include Biocon and all existing and future Affiliates of MTF and/or Biocon), and Synthes Spine Company, L.P., a Delaware limited partnership ("Synthes"), MTF, Biocon and Synthes being each a "Licensee").

      WHEREAS, Licensor and Licensees are parties to a certain litigation relating to the parties' respective patent rights and have agreed to settle that litigation; and

      WHEREAS, as part of such settlement, Licensor has agreed to grant certain license rights to Licensees set forth herein in consideration for a commitment on the part of MTF to make available to Licensor certain donor tissue for processing under the Processing Agreement (as defined below); and

      WHEREAS, the purpose of the license rights granted by Licensor hereunder is to allow Licensees to develop, make, use, sell and distribute Licensed Products (as defined below) throughout the world, subject to the terms and conditions set forth below; and

      WHEREAS, as part of such settlement, MTF has agreed to grant certain license rights under certain MTF patents to Licensor, with the purpose of allowing Licensor to develop, make, use, sell and distribute certain 558/655 Products (as defined below) covered by such MTF Patents throughout the world, subject to the terms and conditions set forth below.

      In consideration of the mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                            ARTICLE I - DEFINITIONS

      As used in this Agreement, the following terms will have the meanings set forth below:

            "558/655 Products" shall mean products covered by Licensor's United States Patents 5,290,558 and 5,284,655 (or corresponding foreign patents).

            "Affiliate" shall mean any corporation or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the designated party but only for so long as such relationship exists. For purposes of this definition, control means ownership of at least fifty percent (50%) of the shares of stock entitled

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***Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.


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to vote for directors in the case of a corporation, and of at least fifty percent (50%) of the interests in profits of a business entity other than a corporation or the right by contract or otherwise to elect or appoint a majority of the members of the board of directors or other governing body of a corporation or other business entity.

            "Best Efforts" shall mean as to a party hereto, an undertaking by such party to perform or satisfy an obligation or duty or otherwise act in a manner reasonably calculated to obtain the intended result by action or expenditure not disproportionate or unduly burdensome in the circumstances without the requirement in any case to commence litigation or other legal proceedings.

            "Bone Powder" shall mean a bone mixture in which the majority of any bone particles have: (i) a length to width ratio of *** or less (where length is the longest single dimension and width is the longest dimension measured perpendicular to the length); and (ii) a length less than ***.

            "Customer" shall mean any (a) hospital, (b) physician or (c) MTF member organization that recovers donors for MTF, that places one or more orders for a Licensed Product in the Territory.

            "Designated Distributor" shall mean a distributor that has annual sales of orthopedic products and a number of sales representatives representing orthopedic products that are less than the corresponding annual sales and number of sales representatives of Synthes.

            "Donor" shall mean a Standard Donor or a Non-Standard Donor from whom Tissue is to be (or has been) procured and delivered by MTF in accordance with the provisions of this Agreement or the Processing Agreement.

            "Donor Commitment" shall mean the "Donor Commitment" as defined in the Processing Agreement.

            "Effective Date" shall mean the "Effective Date" as defined in the Processing Agreement.

            "Licensed Patent Rights" shall mean the rights of Licensor in and to the Osteotech Licensed Patents.

            "Licensed Products" shall mean MTF's or Biocon's bone filler products that have all the following features:

            (a) comprised of demineralized and/or partially demineralized Bone Powder in a carrier; and

            (b) the carrier is

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***Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.


                                                                            E-62
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                  (i)   one or more of the following carriers: ***

                  (ii) derivatives or mixtures of any of the foregoing listed carriers (where derivative refers to a modification of the carrier molecule's backbone to include side-group, end-group or cross link modifications).

      (c) Without limiting the foregoing, Licensed Products shall also include:

                  (i) bone filler products as specified above that are
            supplemented with ***

                  (ii) the product identified under the mark DBX(R) as
            manufactured, formulated and commercialized by Licensees before the Effective Date, even if such product may fall within one or more of the exclusions listed under Osteotech Licensed Patents or future patent rights under Osteotech License Patents.

                  (iii) Notwithstanding the foregoing, except as set forth in clause (ii) above with respect to DBX(R), Licensed Products do not include:

                        (1) any product covered by U.S. Patents, 5,284,655 or
                  5,290,558 that is not a Licensed Product as described above;
                  or

                        (2) any implant containing a component that is
                  specifically added to act as a resorbable radiopaque marker.

            "MTF Tissue" shall mean Tissue obtained from MTF Donors (as defined in the Processing Agreement).

            "Osteotech Tissue" shall mean Tissue obtained from Osteotech Donors (as defined in the Processing Agreement).

            "Osteotech Licensed Patents" shall, subject to the exclusions set forth below, mean:

            (a) United States Patents 5,290,558 and 5,284,655, and any other U.S. or foreign patent owned by or licensable by Licensor and issued as of the Effective Date other than those listed in Schedule 1.0 attached; and

            (b)    the following future patent rights:

                        (i) U.S. and foreign patents owned by or licensable by
                  the Licensor that issue after the Effective Date on an application owned by or

----------

***Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.


                                                                            E-63
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                  licensable by Licensor and pending as of the Effective Date, and any divisions, continuations and continuations-in-part based on such applications (but only to the extent of claims in such continuations-in-part enablingly disclosed in a patent application pending as of the Effective Date); and

                        (ii) any other future U.S. or foreign patent right
                  granted to or acquired by Licensor on an application filed after the Effective Date and owned by or licensable by Licensor during the term of this Agreement ; and

            (c) any reissue or reexamination patent issued on a patent covered by clause (a) or (b);

to the extent that such future patent rights under clauses (b) or (c) cover a Licensed Product and Licensees demonstrate that their prior development work on such Licensed Product covered by such future patent rights meets or exceeds, as of the earliest publication date for the patent application leading to such future patent rights, the Prior Development Threshold in accordance with the prior development resolution provisions of Section 10.14 below. In the event Licensees cannot satisfy the Prior Development Threshold, to the extent a future patent right within clauses (b) or (c) above and owned or licensable by Licensor includes a claim for which Licensor cannot, as of the date of issue of such patent, show prior development work that meets the Prior Development Threshold, Licensor agrees not to assert such claim against Licensees to the extent Licensees are making a Licensed Product.

            A patent right is considered "licensable by" Licensor if Licensor is permitted to grant a license or sublicense to Licensees but only if the grant and use of such license or sublicense require no consideration to be paid by Licensor. In no event are patent rights of any third party included as Osteotech Licensed Patents, unless these are "licensable by" Licensor.

            The foregoing definition of Osteotech Licensed Patents specifically excludes any claims in those patents listed in Schedule 1.0, except to the extent they (i) cover any method or process actively used by Licensees for Licensed Products commercialized before the Effective Date, or (ii) fall within the provisions of Section 2.1(d).

            "Payment in Cash" shall mean: (a) a payment in the amount of $500,000 in immediately available funds in the period on or after January 1, 2009 and not later than January 15, 2009; and (b) a payment in the amount of $500,000 in immediately available funds in the period on or after January 1, 2010 and not later than January 15, 2010.

            "Prior Development Threshold" shall mean a level of product development as defined in Section 10.14 below.

            "Processing Agreement" shall mean that certain Second Amended and Restated Processing Agreement by and among Licensor, MTF and Biocon, dated as of June 1, 2002, a copy of which is attached hereto as Exhibit A.

            "Settlement Agreement" shall mean that certain Settlement Agreement a copy of which is attached hereto as Exhibit B.


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            "Standard Donor" shall mean: (i) a human male not less than ***
years of age and not greater than *** years of age at date of death; or (ii) a human female not less than *** years of age and not greater than *** years of age at date of death. "Non-Standard Donor" shall mean: (i) a human male not less than *** years of age and not greater than *** years of age at date of death; or
(ii) a human female not less than *** years of age and not greater than *** years of age at date of death.

            "Synthes Agreements" shall mean the following agreements, including the amendments thereto as of the date of this Agreement: ***

            "Territory" shall mean the world.

            "Tissue" shall mean human bone and related connective soft tissue.

      In this Agreement the singular includes the plural and the plural the singular; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" including printing, typing, lithography and other means of reproducing words in a tangible visible form; references to articles, section (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement unless otherwise indicated; references to agreements and other contractual instruments shall be deemed to include all schedules and exhibits to such agreement and all subsequent amendments and other modifications to such agreements and contractual instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement, unless otherwise indicated; and references to persons or entities include their respective permitted successors and assigns and, in the case of any governmental entity, governmental entities succeeding to their respective functions and capacities. The headings used in this Agreement are for convenience only and shall not be deemed to constitute a part hereof.

                         ARTICLE II - GRANT OF LICENSE

      2.1 GRANT OF LICENSE. (a) In exchange for the consideration set forth in
Article III hereof and the due performance of all of the terms of this Agreement, Licensor hereby grants to MTF and its Affiliates a non-exclusive, worldwide license under the Osteotech Licensed Patents solely to make, use, sell, offer to sell, distribute, import and/or export Licensed Products directly to Customers of MTF and Customers of MTF's Affiliates in the Territory. MTF and its Affiliates shall have no right to grant any sublicense or delegate any rights whatsoever under the license granted to them herein, except that Licensed Products made by MTF or its Affiliates may be sold or distributed directly by
(i) Synthes and its Affiliates, (ii) individual sales agents or local or regional distributors retained by MTF to fill gaps in the coverage of its employed sales force, (iii) Designated Distributors that will represent or distribute Licensed Products that are not represented or distributed by Synthes or its Affiliates, and are approved in writing by Osteotech (which approval will not be unreasonably withheld, conditioned, or delayed), and (iv) any other


----------

***Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.


                                                                            E-65
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distributors approved in writing by Osteotech in its sole discretion, in each case solely to their respective Customers in the Territory; and Licensees' and such distributors' Customers may use the Licensed Products in the Territory. Notwithstanding the foregoing, in the event the agreement between MTF and Synthes whereby Synthes shall have the right to distribute the Licensed Products made by MTF shall terminate during the term of the license granted herein, MTF shall have the right to (i) notify Osteotech of such termination, (ii) grant another distributor, which has annual sales from orthopedic products and a number of sales representatives representing orthopedic products that are comparable to Synthes' annual sales of orthopedic products and the number of sales representatives Synthes has representing orthopedic products as at the time of such termination, the right to sell and distribute Licensed Products directly to its Customers in the Territory and (iii) notify Osteotech of the identity of such replacement distributor and provide Osteotech with such other information as Osteotech shall request to verify that such replacement distributor meets the qualifications set forth in clause (ii) above. Nothing in this Section 2.1, or this Agreement generally, shall be deemed to reduce, eliminate, or otherwise affect the relative rights and duties of MTF and Synthes under their existing agreements, provided that Synthes has modified the competitive restrictions in such agreements to the extent necessary to allow MTF to perform its obligations under the Processing Agreement, including without limitation MTF's obligation to deliver MTF Tissue and Osteotech Tissue to Osteotech in accordance with the Processing Agreement. Synthes will take no action to prevent or restrict MTF from performing its obligations under the Processing Agreement.

            (b) In exchange for the consideration referred to in Article III hereof and the due performance of all of the terms of this Agreement, Licensor hereby grants to Synthes and its Affiliates a non-exclusive, worldwide license under the Osteotech Licensed Patents solely to (i) use, and to sell, offer to sell, distribute, import and/or export Licensed Products made by MTF or its Affiliates solely and directly to Customers of MTF and Customers of MTF's Affiliates and Customers of Synthes and Customers of Synthes' Affiliates in the Territory and (ii) to make or have made Licensed Products to the extent and only to the extent such Licensed Products are represented or distributed by Synthes pursuant to the Synthes Agreements. Except as provided in the preceding sentence, the license granted herein to Synthes and its Affiliates shall not provide Synthes or its Affiliates with any right to make any Licensed Product or have any Licensed Product made by any person other than MTF or MTF's Affiliates. Synthes and its Affiliates shall have no right to grant any sublicense or delegate any rights whatsoever under the license granted to them herein, except that Licensed Products may be used by Licensees' Customers. Notwithstanding anything to the contrary in this Agreement, all license rights granted to Synthes and its Affiliates under this Agreement are for the sole purpose of enabling Synthes to perform its obligations and enjoy its benefits under the Synthes Agreements. Accordingly, the license rights granted to Synthes and its Affiliates hereunder shall terminate and expire simultaneously with the termination of the relevant Synthes Agreement unless such rights are earlier terminated as provided in this Agreement. MTF shall notify Osteotech promptly after any such termination shall occur.

            (c) In exchange for the consideration referred to in Article III hereof and the due performance of all of the terms of this Agreement, Licensor hereby grants to MTF a non-exclusive right to use in connection with Licensed Products any know-how or confidential information of Licensor that is solely related to the processing of Licensed Products and is in


                                                                            E-66
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MTF's possession as of the Effective Date and is the subject of the lawsuit being settled pursuant to the Settlement Agreement, to the extent such know-how or confidential information exists. The right to use know-how and confidential information contained in this Section 2.1(c) shall not cover or relate to know-how or confidential information of Licensor obtained by Licensees subsequent to the date of this Agreement, unless such know-how or confidential information: (1) was in the possession of Licensees prior to disclosure by Licensor; or (2) is or becomes public knowledge through no fault or omission of Licensees; or (3) is obtained by Licensees from a third party under no obligation of confidentiality to Licensor.

            (d) The license to Licensees shall permit Licensees to develop, make, have made, use, offer to sell, sell, distribute, and otherwise commercialize those Licensed Products covered by the license as permitted in
Section 2.1 herein. In addition to the licenses granted in sections 2.1(a) and
(b), Licensor grants to MTF and Synthes licenses as set forth in sections 2.1(a) and (b) above for: (i) U.S. Patent No. 5,676,146 and U.S. Reexam Patent No. B1 5,676,146, as listed in Schedule 1.0, to the extent the claims of these patents cover Licensed Products that do not contain a component that is specifically added to act as a resorbable radiopaque marker; provided that neither Licensee, no Affiliate of a Licensee and no persons selling Licensed Products for a Licensee or any Affiliate of a Licensee shall promote any Licensed Product as having a resorbable radiopaque marker feature; and (ii) U.S. Patent No. 6,332,779 B1, as listed in Schedule 1.0, to the extent the claims of this patent cover any Licensed Products; provided that neither Licensee, no Affiliate of a Licensee and no persons selling Licensed Products for a Licensee or any Affiliate of a Licensee shall promote any Licensed Product as usable in the method claimed in this patent.

            (e) The only consideration or payments that will be due from Licensees to Licensor in connection with the grant of licenses granted under this Section 2.1 shall be the consideration referred to in Article III hereof and the due performance of all of the terms of this Agreement.

      2.2 LIMITATION AS TO RIGHTS. (a) Except as otherwise provided in this Agreement, no Licensee will, as a result of this Agreement, obtain any ownership interest in or other rights to any technology, know-how, trade secrets, patent applications or patents, or other intellectual property, products, or materials of Licensor, and Licensor shall have no obligation whatsoever to supply to either Licensee any such ownership interest or other rights.

            (b) Except as otherwise provided in this Agreement, the Licensor will not, as a result of this Agreement, obtain any ownership interest in or other rights to any technology, know-how, trade secrets, patent applications or patents, or other intellectual property, products, or materials of Licensees, and Licensees shall have no obligation whatsoever to supply Licensor any such ownership interest or other rights.

      2.3 DISCLAIMER. OTHER THAN AS EXPRESSLY PROVIDED IN SECTION 4.5 HEREOF, LICENSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE OSTEOTECH LICENSED PATENTS OR THE LICENSED PATENT RIGHTS, AND LICENSOR ASSUMES NO RESPONSIBILITY FOR INTELLECTUAL PROPERTY RIGHTS INFRINGEMENTS OR ANY OTHER CLAIMS ARISING FROM OR WITH RESPECT TO THE EXERCISE OR USE OF THE LICENSED PATENT RIGHTS OR


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LICENSED PRODUCTS. LICENSOR WILL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL,
SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOSS OF PROFIT OR LOSS OF USE) ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, INCLUDING AS A RESULT OF ANY BREACH, DELAY OR DEFAULT ON THE PART OF LICENSOR. THE LIMITATIONS ON AND EXCLUSIONS FROM LIABILITY HEREUNDER WILL APPLY WHETHER A CLAIM ARISES IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, AND EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                          ARTICLE III - CONSIDERATION

      3.1 CONSIDERATION. In consideration for the grant of the licenses granted herein MTF hereby agrees:

            (a) To deliver to Licensor, in full compliance with and subject to the terms and conditions of the Processing Agreement, Tissue from Donors constituting the Donor Commitment.

            (b) In addition to the obligations set forth above, MTF shall be liable to pay to Licensor each Payment in Cash when and as due. In the event that a cash payment due hereunder by MTF to Licensor is not made on or prior to the date it is due hereunder, MTF shall pay to Licensor interest at the lower of
(i) the highest rate permitted by law or (ii) the prime rate charged by CitiBank, N.A. as stated in The Wall Street Journal, New York edition, on the date such payment is due (or the immediately preceding business date if such payment date is not a business date) plus three percent (3%), in either case on the outstanding balance until such balance, including such interest, is paid in full to Licensor. The acceptance by Licensor of any such late payment will not act as a waiver of any rights Licensor may have hereunder due to a breach by MTF relating to such late payment.

                              ARTICLE IV - PATENTS

      4.1 FILING AND MAINTENANCE. Licensor will at all times own and have total discretion and control over the filing of any patent applications and prosecution and maintenance of any and all patents included within the Licensed Patent Rights.

      4.2 MARKING. Each Licensee will place or cause to be placed, and will require its distributors and sales agents to place or cause to be placed on or in the packaging for each Licensed Product and not to remove from any Licensed Product, a patent marking notice as follows: "Pat. nos. 5,290,558; 5,284,655", if the Licensed Product is covered by such patents and if Licensor also marks its comparable products covered by these patents and made from MTF Tissue in the same or a similar manner (including Licensor's Grafton(R) Products distributed by MTF), such marking to be for the purposes of 35 U.S.C. Section 287(a) (subject to the requirements of the patent laws and regulations in the jurisdictions where such Licensed Product is made or sold). In the event that Licensor identifies any Licensed Product as covered by any additional patent included in the Licensed Patent Rights, Licensor may give Licensee notice identifying such additional patent and the number of that patent shall (absent a good faith


                                                                            E-68
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dispute as to the coverage of that patent) be included in the above patent marking notice for such covered Licensed Product.

      4.3 TIMING OF MARKING. Licensees shall take immediate steps following the Effective Date of this Agreement to implement the required patent marking notice for DBX(R), but shall have up to one year to use up any normal inventory of packaging for DBX(R) that Licensees have on hand as of the Effective Date. Future Licensed Products shall be marked from the date of Licensees' first sale or, in the case of additional patents as to which Licensor has provided notice, within a reasonable time following such notice.

      4.4 GRANT OF LICENSE TO LICENSOR. Subject to the exclusions set forth below, MTF hereby grants to Licensor a worldwide, royalty-free, non-exclusive license under:

            (a) except for U.S. Patent Nos. 6,030,635 and 6,326,018 and any continuations, continuations-in-part, (but only to the extent of claims in such continuations-in-part enablingly disclosed in a patent application pending as of the Effective Date), divisionals, reissues or reexaminations of those patents or foreign counterparts therof, any issued U.S. or foreign patent owned by or licensable by MTF as of the Effective Date, to the extent such patent covers any 558/655 Product that is manufactured, formulated and commercialized by Licensor before the Effective Date or covers any method or process actively used for such 558/655 Product before the Effective Date, even if such 558/655 Product may fall within one or more of the exclusions listed below; and

            (b) the following future patent rights:

                  (i) U.S. and foreign patents owned by or licensable by MTF that issue after the Effective Date on an application owned or licensable by MTF and pending as of the Effective Date, and any divisions, continuations and continuations-in-part based on such applications (but only to the extent of claims in such continuations-in-part enablingly disclosed in a patent application pending as of the Effective Date); and

                  (ii) any other future U.S. or foreign patent right granted to or acquired by MTF on an application filed after the Effective Date and owned by or licensable by MTF during the term of this Agreement; and

            (c) any reissue or reexamination patent issued on a patent licensed by clause (a) or (b);

to the extent such future patent rights under clauses (b) or (c) cover a 558/655 Product and Licensor demonstrates that its prior development work on such 558/655 Product covered by such future patent rights meets or exceeds, as of the earliest publication date for the patent application leading to such future patent rights, the Prior Development Threshold in accordance with the prior development resolution provisions of Section 10.14 below. In the event Licensor cannot satisfy the Prior Development Threshold, to the extent a future patent right within clauses (b) and (c) above and owned or licensable by MTF includes a claim for which MTF cannot, as of the date of issue of such patent, show prior development work that meets the Prior Development


                                                                            E-69
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Threshold, MTF agrees not to assert such claim against Licensor to the extent
Licensor is making a 558/655 Product.

            The license to Licensor shall permit Licensor to develop, make, have made, use, offer to sell, sell, distribute, and otherwise commercialize those 558/655 Products covered by the license of MTF's above-identified patents as permitted in Section 4.4 herein.

            A patent right is considered "licensable by" MTF if MTF is permitted to grant a license or sublicense to Licensor, but only if the grant and use of such license or sublicense requires no consideration to be paid by MTF. In no event are patent rights of any third party included as part of this license by MTF, unless these are "licensable by" MTF.

            The foregoing grant to Licensor shall not provide Licensor any right to grant any sublicense with respect to the subject matter thereof except to the extent reasonably necessary to support use of 558/655 Products by Licensor's customers.

            The following list of exclusions does not prevent Licensor from making any product that is excluded from 558/655 Products; however, no such excluded product will be authorized under any patents owned by or licensable by MTF. In addition to the limitations set forth above, the foregoing limited non-exclusive license from MTF to Licensor expressly excludes any right to make, have made, use, offer to sell, sell, distribute, or otherwise commercialize the product identified under the mark DBX(R) as manufactured, formulated and commercialized by Licensees before the Effective Date, or any claim of any patent or patent application owned by or licensable by MTF that covers:

            (x) any components of the Licensed Products; or

            (y) a method or process for making the Licensed Products, or a bone filler product carrier, supplement or other component or any osteogenic composition or implant or any osteoplasty material claimed in a patent owned by or licensable by MTF; or any bone filler product or composition that is not claimed or disclosed in United States Patents 5,290,558 or 5,284,655.

            The limited, non-exclusive license granted by MTF in this section does not include any rights under any Synthes patents or patent applications.

      4.5 WARRANTIES REGARDING LICENSES.

            (a) Licensor represents and warrants that, as of the Effective Date, Licensor has the legal right and authority to grant the license to Licensees set forth herein.

            (b) MTF represents and warrants that, as of the Effective Date, MTF has the legal right and authority to grant the license to Licensor set forth herein.


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                    ARTICLE V - INFRINGEMENT BY THIRD PARTY

      5.1 NOTICE OF ALLEGED INFRINGEMENT BY THIRD PARTY. If either Licensee believes that the Osteotech Licensed Patents as they pertain to Licensed Products are infringed by a third party, such Licensee will promptly notify the Licensor in writing, which notice will set forth the facts of such infringement in reasonable detail as known to the notifying party. If Licensor believes that the Osteotech Licensed Patents as they pertain to Licensed Products are infringed by a third party, Licensor will promptly notify the Licensees in writing, which notice will set forth the facts of such infringement in reasonable detail as known to the notifying party.

      5.2 RESOLUTION OF THIRD-PARTY INFRINGEMENT DISPUTES. Licensor will have the sole right, but not the obligation, to resolve disputes with respect to infringement by a third party of Osteotech Licensed Patents. Licensees shall have no right to enforce or defend the Osteotech Licensed Patents, to file or institute any claims, suits or proceedings seeking to enforce or defend the Osteotech Licensed Patents or otherwise in relation to the Osteotech Licensed Patents or to otherwise resolve disputes with respect to the Osteotech Licensed Patents.

                ARTICLE VI - EFFECTIVENESS; TERM AND TERMINATION

      6.1 TERM. This Agreement shall, when it has been executed by all the Parties hereto, become effective as of the Effective Date and, unless earlier terminated as provided herein, this Agreement will remain in effect until February 28, 2011.

      6.2 SPECIAL RIGHTS AND REMEDIES OF LICENSOR. (a) Licensees agree and acknowledge that the delivery to Licensor of the Donor Commitment referred to in
Article III hereof is fundamental to Licensor's business and that MTF's failure to comply with its obligations to deliver to Licensor, in full compliance with and subject to the terms and conditions of the Processing Agreement, Tissue from Donors constituting the Donor Commitment in compliance with Section 3.1 hereof will cause irrevocable harm to Licensor, and therefore Licensees hereby irrevocably agree that: (A) Licensor shall be entitled to immediate preliminary and final injunctive relief and to enforce specific performance in respect of such obligations; and (B) in the event MTF's failure to comply with its obligations under Section 3.1 hereof is due to the fact that MTF makes a determination to permanently cease, and has ceased, procuring donors for all purposes (specifically excluding temporary interruptions resulting from regulatory, safety, market, or similar conditions), (i) Licensor shall be entitled to, at its sole election, cause (via immediate preliminary and final injunctive relief or otherwise, in its discretion) all Licensed Products to be immediately withdrawn from all markets, and (ii) the licenses granted by Licensor pursuant to Article II hereof may, at Licensor's sole discretion, be terminated upon three (3) business-days' notice to Licensees at any time; provided that if such licenses are terminated pursuant to this Section 6.2(a)(B)(ii), Licensees shall be entitled to distribute their inventory of Licensed Products in existence on the date of such termination for a period of three (3) months, after such date of termination.

            (b) Without limiting any other right or remedy of Licensor under this Agreement, the parties agree that in the event all Licensed Products marketed by Licensees are voluntarily or involuntarily withdrawn from the market and commercialization by Licensees of all Licensed Products has ceased:

                  (i) MTF shall continue for a period of 24 consecutive months commencing on the date of such withdrawal, to deliver to Licensor all Tissue required by the Donor Commitment under this Agreement and the Processing Agreement and to comply with its obligations under the Processing Agreement notwithstanding such withdrawal. Licensees may, after the expiration of such 24-month period and subject to compliance by MTF with its obligations set forth in the preceding sentence and upon 6 months prior written notice to Licensor, terminate this Agreement; and

                  (ii) if, after such termination, any Licensed Product is
            reintroduced into the market or either Licensee shall market in any fashion any Licensed Product, this Agreement shall be fully reinstated as of the date of such reintroduction or commencement of marketing as if this Agreement had not been terminated.

            (c) Licensees agree and acknowledge that this Agreement and the Processing Agreement are entered into as part of a larger settlement as referenced in Article IX below and that the invalidity of one or more claims of any of the Osteotech Licensed Patents shall not affect Licensees' performance of their obligations under this Agreement, the Processing Agreement or the Settlement Agreement.

      6.3 TERMINATION FOR DEFAULT. (a) In addition to its other rights and remedies, Licensor may terminate this Agreement:

                  (i) in the event any Licensee breaches any of its material obligations under this Agreement and Licensees fail to cure such breach within ninety (90) days after receipt of written notice from Licensor setting forth in reasonable detail the nature of such alleged breach; and

                  (ii) simultaneously with the termination of the Processing
            Agreement for any reason, except where the Processing Agreement is terminated by MTF pursuant to Sections 8.1(a), 8.4 or 8.5 thereof.

            (b) In addition to their other rights and remedies, Licensees may terminate this Agreement in the event Licensor breaches any of its material obligations under this Agreement and Licensor fails to cure such breach within ninety (90) days after receipt of written notice from Licensees setting forth in reasonable detail the nature of such alleged breach, provided that if this Agreement is terminated by Licensees under this Section 6.3(b), the Processing Agreement shall remain in effect in accordance with its terms, including without limitation MTF's obligation to deliver to Osteotech the Tissue from Donors constituting the Donor Commitment.

      6.4 TERMINATION FOR INSOLVENCY, ETC. Either Licensor or MTF may terminate this Agreement effective upon written notice to the other party if (a) the non-notifying party becomes insolvent or makes an assignment for the benefit of creditors, (b) a receiver is appointed for the non-notifying party, or (c) bankruptcy proceedings are instituted by or against the non-notifying party. Without limiting any of any party's rights under any other provision of this Agreement, each party's rights under this Agreement will include those rights afforded by 11 U.S.C. ss.365(n) of the United States Bankruptcy Code and any successor thereto (the "Code"). If the bankruptcy trustee of a party as a debtor or such party as a debtor-in-possession rejects this Agreement under 11 U.S.C. ss.365(n) of the Code, either other party may elect to retain its rights hereunder for the duration of this Agreement and avail itself of all rights and remedies to the full extent contemplated by this Agreement, 11 U.S.C. Code ss.365(n), and any other relevant sections of the Code or other relevant non-bankruptcy law.

      6.5 ADVERSE CHANGE OF CONTROL. In the event that Regeneration Technologies Inc. ("RTI") shall have acquired direct ownership of more than 50% of the voting shares of Licensor or shall have directly caused the election of persons nominated by it to membership on the board of directors of Licensor so that such persons constitute a majority of the membership of such board, then Licensees shall have the right, exercisable solely by delivery of written notice to Licensor from both Licensees within 30 days of the occurrence of such event, to terminate this Agreement effective upon payment to Licensor of the Termination Fee (as defined below); provided that such right may only be exercised if the Processing Agreement is simultaneously terminated pursuant to the provisions of
Section 8.5 thereof. The Termination Fee shall be the net present value to Licensor, determined at the time of exercise of the rights referred to in this
Section 6.5, of the remaining obligations of Licensees under this Agreement for the remainder of its term. Licensor and Licensees will negotiate in good faith to agree on the Termination Fee, which the parties intend to be the net present value to Licensor of the Processing Agreement at the time of termination. If such agreement is not reached within 30 days after the occurrence of the change in control event involving RTI, the Termination Fee shall be determined by an appraiser jointly selected by Licensees and Licensor, which appraiser shall submit to the parties a report within 30 days of its engagement setting forth such determination. If the parties are unable to agree on an appraiser within 45 days after failing to reach agreement on the Termination Fee, within seven days thereafter, each party shall submit the names of two nationally recognized firms that are engaged in the business of valuing non-public securities, and each party shall be entitled to strike one name from the other party's list of firms, and the appraiser shall be selected by lot by the remaining two firms. The expenses of such appraiser shall be shared equally by the Licensees, on the one hand, and the Licensor, on the other hand. The determination of any such appraiser as to the Termination Fee shall be final and binding on all parties.

      6.6 EFFECT OF TERMINATION. Termination of this Agreement for any reason, other than for the reasons set forth in Section 6.1, Section 6.3(b) or Section
6.5 (in the event Licensees pay the Termination Fee), or as a result of the termination of the Processing Agreement by MTF pursuant to Sections 8.1(a), 8.4 or 8.5 of the Processing Agreement, will result in automatic termination of the licenses granted under Section 2.1 hereof and reversion of such licenses to Licensor with neither Licensee having any residual rights with respect thereto whatsoever and the license granted to Licensor under Section 4.4 hereof shall convert to a fully-paid, non-exclusive license until the expiration of the last to expire valid claim of the patents licensed by MTF in Section 4.4. In the event this Agreement is terminated for the reasons set forth in Section 6.1,
Section 6.3(b) or Section 6.5 (in the event Licensees pay the Termination Fee), or as a result of the termination of the Processing Agreement by MTF pursuant to Sections 8.1(a), 8.4 or 8.5 of the Processing Agreement, each of the licenses granted to Licensees under

Section 2.1 hereof shall convert to a fully-paid, non-exclusive license until the expiration of the last to expire valid claim of the Osteotech Licensed Patents, and each of the licenses granted to Licensor pursuant to Section 4.4 shall automatically terminate and revert to Licensees with Licensor having no residual rights with respect thereto whatsoever. Termination of this Agreement will not affect any rights or obligations of the parties accrued prior to the effective date of such termination, including without limitation obligations with respect to payments accrued hereunder prior to the effective date of such termination, or any indemnity obligations of either party under this Agreement.

                            ARTICLE VII - PUBLICITY

      The parties shall cooperate in attempting to provide each other with advance notice and the contents of any public announcement with respect to the subject matter (or the fact of existence) of this Agreement. Nothing in this
Article VII shall prohibit a party from making any disclosure to the extent such disclosure is deemed necessary under any applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange. Once this Agreement has been filed with the SEC, any party may make public or private announcements or statements with respect to the subject matter of this Agreement, except such portions of this Agreement as have been designated as confidential by the SEC. The party filing the Agreement with the SEC shall consult with the other parties in determining the sections of this Agreement for which such filing party shall request confidential treatment by the SEC, but such filing party shall make the final determination in this regard.

                     ARTICLE VIII - INDEMNITY AND INSURANCE

      8.1 INDEMNIFICATION BY LICENSEES. Each Licensee will severally indemnify, defend, and hold harmless Licensor and its Affiliates and their respective directors, officers, employees and agents (collectively the "Indemnified Parties") from and against any and all liabilities, claims (including product liability claims), and suits asserted by a third party and all losses, damages, costs, fees, and expenses (including without limitation attorneys' fees and costs of litigation, regardless of outcome) suffered or incurred by the Indemnified Parties, (collectively, "Liabilities") arising from actions or inactions of the respective Licensee, relating to the Licensed Products, including Liabilities resulting directly or indirectly from the (a) research, development, manufacture, distribution, marketing, use or sale of Licensed Products by or on behalf of the Licensee or its Affiliates, including without limitation the shipment, handling, storage or distribution of Licensed Products, or (b) the infringement or alleged infringement of any patents or intellectual property rights arising from or related to the manufacture, use, sale or distribution of Licensed Products, or (c) negligence, willful misconduct, breach of this Agreement or violation of any law or regulation by the Licensee or any of its Affiliates or any of their respective employees, agents or contractors. If a court finds in an underlying action brought by a third party that Licensees are jointly and severally liable to the third party, the Licensees shall be jointly and severally responsible for the indemnification to the Indemnified Parties provided under this Section 8.1. The foregoing obligation to defend, indemnify and hold harmless will not apply to the extent any such Liabilities result from gross negligence or willful misconduct by Licensor. The foregoing provisions shall not apply to Licensed Products which are processed solely by Licensor out of MTF Tissue and delivered to MTF under the Processing

Agreement, as to which the indemnification provisions of the Processing Agreement shall govern.

      8.2 CONDITIONS. Licensees' indemnification obligations under Section 8.1 hereof are conditioned upon the Licensor:

            (a) Notice. Promptly notifying the Licensees in writing of the claim or action against which indemnification is sought under Section 8.1 hereof, provided, that failure to so notify the other parties will not eliminate Licensees' obligation under this Article VIII, but will instead, entitle Licensees to partial relief from such obligations only to the extent Licensees' ability to satisfy such obligations are in fact directly limited or reduced by such failure;

            (b) Opportunity. Providing the Licensees the opportunity to assume the entire defense and settlement of such claim or action at Licensees' own cost and expense; provided Licensor will have the right to be represented separately by counsel of its own choosing at its own expense;

            (c) Cooperation. Cooperating with the Licensees (at Licensees' expense) in the investigation and defense of such claim or action; and

            (d) Consent. Not settling or compromising such action or claim without the prior written consent of Licensees; which consent will not be unreasonably withheld or delayed.

      8.3 INSURANCE. Each Licensee will obtain, and maintain during the term of this Agreement and for ten (10) years thereafter, product liability and general liability insurance in commercially reasonable amounts as is customary for similarly situated companies. There will be a thirty (30) day notice of cancellation with respect to the required insurance coverage, with the provision that Licensor be notified in the event of any cancellation, intention of insurer not to renew, or any material change in the insurance contract or coverages afforded. Such insurance will be placed with insurers having a Best's, Standard and Poors, or similar rating of "A" or better. Each Licensee will be responsible for the payment of any deductible or self-insured retention under such policies. Within thirty (30) days after the Effective Date, each Licensee will furnish to Licensor a customary certificate evidencing the insurance required under this
Section 8.3.

                   ARTICLE IX - SETTLEMENT OF PRIOR DISPUTES

      9.1 SETTLEMENT. This License Agreement has been entered into as part of the settlement of litigation set forth in the Settlement Agreement.

      9.2 INVALIDITY OR UNENFORCEABILITY OF OSTEOTECH PATENTS. Notwithstanding any terms of this Agreement, the Processing Agreement or the Settlement Agreement; in the event in any action or proceeding any claim of any Osteotech Licensed Patent is adjudged invalid or unenforceable against all persons and such judgment becomes final with no further right of appeal, the claim(s) invalidated or found unenforceable against all persons pursuant to such judgment shall no longer be enforceable against Licensees. Nothing in this Agreement, the Processing Agreement or the Settlement Agreement shall prevent Licensees from challenging the validity or enforceability of any patent owned by Osteotech other than U.S. Patent Nos. 5,290,558 or 5,284,655 as set forth in the Settlement Agreement.

                           ARTICLE X - MISCELLANEOUS

      10.1 GOVERNING LAW. This Agreement will be governed by and interpreted in accordance with the laws of the State of New Jersey, without regard for the choice of law principles of such State or of any other jurisdiction.

      10.2 [Intentionally Omitted].

      10.3 REPRESENTATIONS AND WARRANTIES; FURTHER AGREEMENTS.

            (a) Each party hereby represents and warrants that: it has the full legal authority to enter into this Agreement; this Agreement has been authorized by all requisite action; and this Agreement constitutes its valid and binding obligation and does not conflict with or violate any provision of any law, rule or regulation or any contractual obligation applicable to it, and is enforceable against it in accordance with its terms.

            (b) Licensees have read the Processing Agreement and hereby acknowledge and agree that none of the provisions thereof conflict with or cause a violation of any agreement by which either Licensee or any of its Affiliates is bound, including without limitation, any agreement by and between the Licensees, and agree that neither Licensee will, nor will it permit any of its Affiliates to, enter into any agreement which creates any such conflict or violation.

            (c) If Synthes shall have entered into an agreement with American Red Cross Tissue Services ("ARCTS") providing, in form and substance reasonably satisfactory to Osteotech, that ARCTS shall supply radius and ulna to either or both Licensees from donors and in quantities reasonably acceptable to Osteotech, Osteotech agrees to amend its agreement with ARCTS to eliminate supply by ARCTS to Osteotech of radius and ulna except to the extent sufficient to process Tissue for ARCTS' base tissue forms.

            (d) Licensor agrees not to assist any third party in initiating or prosecuting any lawsuit against either of the Licensees or their respective Affiliates, distributors, marketers, promoters and customers, relating to alleged infringement of patents of such third parties involving Licensed Products manufactured, used, sold, offered for sale, distributed, imported and/or exported, by or on behalf of the Licensees and their respective Affiliates; provided, that if Licensor is required, by subpoena or court order, to testify or to otherwise provide information in connection with any lawsuit brought by a third party, Licensor will so notify Licensees and will not be deemed to be in violation of the foregoing in complying with such requirement.

            (e) Licensees acknowledge that the consideration to induce Licensor to enter into this Agreement was the entering into the Processing Agreement by MTF, and, therefore MTF hereby agrees that it will fully comply with its obligations under the Processing Agreement and Licensees agree that material failure of MTF to do so shall constitute a material breach of this Agreement.

      10.4 AMENDMENT. This Agreement may not be amended except by a written agreement signed by all parties hereto.

      10.5 NOTICES. Any notice required by this Agreement will be sent by registered or certified mail or delivered by courier or sent by facsimile to the following:

       For Licensor:      Osteotech, Inc.
                          51 James Way
                          Eatontown, New Jersey 07724
                          Attention:  Chief Executive Officer
                          Facsimile:  (732) 935-0626

       For MTF:           Musculoskeletal Transplant Foundation
                          125 May Street
                          Edison, New Jersey 08837
                          Attention:  Chief Executive Officer
                          Facsimile:  (732) 661-2297

       For Biocon         Biocon, Inc.
                          125 May Street
                          Edison, New Jersey 08837
                          Attention:  Chief Executive Officer
                          Facsimile:  (732) 661-2297

       For Synthes        Synthes Spine Company, L.P.
                          1690 Russell Road
                          Paoli, Pennsylvania 19301
                          Attention:  Robert P. Donohue, Chief Financial Officer
                          Facsimile: (610)-251-2842

      10.6 INDEPENDENT CONTRACTORS. With respect to this Agreement, the parties will be deemed independent contractors, and no party is, nor will be deemed to be, an employee, agent, co-venturer, or legal representative of any other party for any purpose. No party will be entitled to enter into any contracts in the name of, or on behalf of, any other party, nor will any party be entitled to pledge the credit of any other party in any way or hold itself out as having the authority to do so.

      10.7 SEVERABILITY. If any provision of this Agreement is or becomes or is deemed to be unenforceable under the laws or regulations of any country or other jurisdiction in the Territory, then, as to such country or other jurisdiction:

            (a) Amendment. Such provision will be deemed, without further action or signature required of either party hereto, to be automatically amended to conform to the applicable laws of such jurisdiction so as to be valid and enforceable, or, if it cannot be so amended without materially altering the original intention of the parties, it will be stricken and a new provision will be negotiated consistent with the purpose and intent of this Agreement;

            (b) No Impairment. The validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction; and

            (c) Remainder of Agreement. The remainder of this Agreement will remain in full force and effect.

      10.8 SURVIVAL. The provisions of Sections 5.2, 6.2, and 6.6 and of Articles II (except for the licenses to Licensees, in the event of termination of such licenses occurring as set forth in Section 6.6), IV (except for the license to Licensor, in the event of termination of such license occurring as set forth in Section 6.6), VII, VIII and X hereof will survive expiration or termination, of this Agreement. The license rights granted in Articles II and IV shall survive termination in accordance with Section 6.6.

      10.9 ASSIGNMENT. Neither Licensee may assign this Agreement or sublicense or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Licensor, which consent may be withheld in Licensor's sole discretion. Subject to the foregoing, this Agreement will inure to and be binding upon the successors, legal representatives and permitted assigns of the parties.

      10.10 NO WAIVER. No failure, delay, or single or partial exercise on the part of either party in exercising any right hereunder will operate as a waiver of, or impair, the exercise of any such right or any other right hereunder.

      10.11 ENTIRE AGREEMENT. This Agreement (together with all Schedules and Exhibits hereto, if any, each of which is incorporated herein by reference) constitutes the entire understanding between the parties with, respect to the subject matter hereof and supersedes and replaces all prior discussions, writings and agreements (oral or written) relating to the subject matter hereof.

      10.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

      10.13 FORCE MAJEURE. No party will be liable to any other party for loss or damage or will have any right to terminate this Agreement for any default or delay attributable to any occurrence not within its control and which could not have been avoided by commercially reasonable diligence, including, without limitation, acts of God, acts of government, war, fire, flood, earthquake, strike, labor dispute and other events beyond the reasonable control of such party. The party affected shall give notice as promptly as is practicable of any such cause to the other parties, and shall be excused from such of its obligations hereunder (other than any cash payment obligations of a Licensee) as it is thereby disabled from performing for so long as it is so disabled; provided, however, that such affected party will commence and continue to take reasonable and diligent actions to cure such default or delay.

      10.14 PRIOR DEVELOPMENT DISPUTES. In the event a prior development issue arises with respect to rights under the Licensor's or MTF's respective future patents as contemplated herein and one party desires to demonstrate or is required to demonstrate with respect to a future patent right held by the other party prior development occurring before a specified date and meeting or exceeding the Prior Development Threshold, the following procedure shall be used. The party asserting (a) that it has prior development occurring before a specified date and meeting or exceeding the Prior Development Threshold and entitling it to freedom of action as against a future patent of the other party or (b) the party required to show prior development occurring before a specified date and meeting or exceeding the Prior Development Threshold in order to assert a future patent it owns, as applicable, shall present to the other party documentary evidence demonstrating at least the following: that the prior development work asserted to exist before the specified date includes the following activities for the product(s) claimed to be the subject of prior development:

            (a) a written description of design(s) or formulation(s) constituting conception; and

            (b) defining clinical application(s) for said product(s); and

            (c) designing and making prototypes of said products(s); and

            (d) subjecting said prototypes to testing, for example, mechanical, chemical, physical or biological testing

(such activities collectively comprising the "Prior Development Threshold"). The activities shall be considered to meet or exceed the Prior Development Threshold only if they have proceeded from the date of conception without any significant period of abandonment.

      If the other party agrees, the parties shall create a memorandum documenting the right of the party presenting the documentary evidence (A) to have freedom of action as against a future patent of the other party or (B) to assert a future patent it owns, as applicable, based on the demonstrated prior development. If the parties do not agree on the prior development meeting or exceeding the Prior Development Threshold, any dispute arising out of or relating to such prior development issue shall be finally resolved by arbitration. Either Licensor or MTF may initiate the arbitration process by giving written notice to the other party. Such notice shall contain a statement setting forth the patent rights affected and the nature of the priority claimed. The arbitration shall be conducted in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") by a suitable mutually agreed upon arbitrator with skill and knowledge in patents and the relevant technology selected by the disputing parties from a panel provided by the New York City office of the AAA, or if there is no agreed arbitrator, then by a panel of three arbitrators selected by each party selecting a single arbitrator with skill and knowledge in patents and the relevant technology and these two selecting a third arbitrator with skill and knowledge in patents and the relevant technology from a panel provided by the New York City office of the AAA. The arbitrator(s) shall, where needed to interpret the Prior Development Threshold standard, apply the substantive law of priority of invention as it has been developed in interference cases before the U.S. Patent and Trademark Office. The arbitral award shall be in writing and shall be final and binding upon the parties, and neither party shall appeal the award to any court or to the U.S. Patent and Trademark Office. The parties shall each pay one-half (1/2) of the fee and costs of the arbitrator(s), who shall not have the power to award the prevailing party its attorneys' fees and related disbursements.

      10.15 LITIGATION OVER LICENSE SCOPE. In any action or proceeding to interpret or enforce the terms of this Agreement that define the scope of the licenses granted in Section 2.1 or Section 4.4 of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys fees and costs from the losing party or parties involved in such action or proceeding.


                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF this Agreement has been duly executed by the duly authorized representatives of the parties as of the date first above written.

                                   OSTEOTECH, INC.
                                   (LICENSOR)


                                   By:      /s/ Richard W. Bauer
                                      ------------------------------------------
                                   Title:   President and CEO
                                         ---------------------------------------


                                   MUSCULOSKELETAL TRANSPLANT FOUNDATION
                                  (a LICENSEE)


                                   By:     /s/ Bruce Stroever
                                      ------------------------------------------
                                   Title:  President/CEO
                                         ---------------------------------------


                                  BIOCON, INC.
                                  (a LICENSEE)


                                  By:    /s/ Bruce Stroever
                                     -------------------------------------------
                                  Title: President/CEO
                                        ----------------------------------------


                                  SYNTHES SPINE COMPANY, L.P.
                                  (a LICENSEE)


                                  By:    /s/ Thomas B. Higgins
                                     -------------------------------------------
                                  Title: President
                                        ----------------------------------------

                                                                    SCHEDULE 1.0
                                                            to License Agreement


Schedule 1.0 -- Osteotech Patents Excluded from License

Patent Number                         Date of Patent

    4,844,259                         July 4, 1989
    4,863,473                         September 5, 1989
    4,946,792                         August 7, 1990
    4,994,030                         February 19, 1991
    5,061,286                         October 29, 1991
    5,073,373                         December 17, 1991
    5,118,512                         June 2, 1992
    5,120,656                         June 9, 1992
    5,147,401                         September 15, 1992
    5,236,456                         August 17, 1993
    5,298,222                         March 29, 1994
    5,298,254                         March 29, 1994
    5,314,476                         May 24, 1994
    5,333,626                         August 2, 1994
    5,405,390                         April 11, 1995
    5,439,684                         August 8, 1995
    5,480,436                         January 2, 1996
    5,484,601                         January 16, 1996
    5,507,810                         April 16, 1996
    5,507,813                         April 16, 1996
    5,508,036                         April 16, 1996
    5,510,396                         April 23, 1996
    5,513,662                         May 7, 1996
    5,585,116                         December 17, 1996
    5,607,269                         March 4, 1997
    5,607,476                         March 4, 1997
    5,632,747                         May 27, 1997
    5,676,146                         October 14, 1997
    5,683,392                         November 4, 1997
    5,702,677                         December 30, 1997
    5,846,484                         December 8, 1998
    5,895,426                         April  20, 1999
    5,899,939                         May 4, 1999
    5,928,238                         July 27, 1999
    5,980,948                         November 9, 1999
    6,045,580                         April 4, 2000
    5676146 RE                        April 18, 2000
    6,123,731                         September 26, 2000
    6,162,258                         December 19, 2000
    6,277,149                         August 21, 2001
    6,294,041                         September 25, 2001
    6,294,187                         September 25, 2001
    6,315,795 B1                      November 13, 2001
    D450,240                          November 13, 2001
    6,332,779                         December 25, 2001
    6,368,322 B1                      April 9, 2002
    6,383,221 B1                      May 7, 2002

                                   EXHIBIT [A]
                              to License Agreement

                              PROCESSING AGREEMENT

         [See Exhibit 10.57 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2002]

                                                                     EXHIBIT [B]
                         SETTLEMENT AGREEMENT               to License Agreement

         [See Exhibit 10.56 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2002]